Exhibit 99.1
National Beverage Corp. Reports 'Mid-Year' Results

FORT LAUDERDALE, FL, December 8, 2011 . . . National Beverage Corp. (NASDAQ:FIZZ) today released financial results for the six-months ending October 29, 2011 –
●	Revenues for the six months increased to $327.1 million

●	Net income increased to $24.6 million

●	Earnings per share increased to $.53

For the Trailing Twelve Months –
Sales	EBITDA*	Free Cash Flow*
$611.1 million	$76.7 million	$65.6 million

“We are Jubilant this spiritual season for all that we cherish – Our Hope for America, Our Wish for Peace in the World and our ‘Thanks’ for the Courage to ‘Stand’ for – Doing the Right Thing!” stated Nick A. Caporella, Chairman and Chief Executive Officer.

“Our charge since inception was – value – and in each ounce that we produce and every package that our ounces are delivered in, value is magnified!” continued Caporella.

“We are very pleased to report these results and further state that our culture and style demand this performance.  Our FY 2012 mantra . . . FOCUS – FUNCTIONAL – EFFICACY – VALUE . . . is locked in place and will surely provide the ‘thrust’ for a solid year,” Caporella stated.

“Especially at this Spiritual time of year, Team National would very much like to wish everyone Good Health, Good Tidings and Peace.  Our heartfelt wish is that a gentle, loving, peaceful feeling envelops all humans throughout Planet Earth, most especially, in our America!  Enthusiastically – Yes . . .” concluded Caporella.

National Beverage is highly innovative as a pace-setter in the changing soft-drink industry, featuring refreshment products that are geared toward the lifestyle/health-conscious consumer.  Shasta® – Faygo® – Everfresh® and LaCroix® are aligned with Rip It® energy products to make National Beverage . . . America’s Flavor•Favorite – soft-drink company.

“Patriotism” – If Only We Could Bottle It!

Fun, Flavor and Vitality . . . the National Beverage Way

National Beverage Corp.
Consolidated Results for the Three and Six Months Ended
October 29, 2011 and October 30, 2010
(in thousands, except per share amounts)

	Three Months Ended		Six Months Ended
	October 29, 2011	October 30, 2010	October 29, 2011	October 30, 2010

Net Sales	$157,974	$151,127	$327,054	$316,157

Net Income	$11,123	$10,207	$24,558	$22,260

Net Income Per Share
Basic	$.24	$.22	$.53	$.48
Diluted	$.24	$.22	$.53	$.48

Average Common Shares
Outstanding
Basic	46,272	46,161	46,257	46,159
Diluted	46,448	46,367	46,426	46,360

This press release includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements.  Such factors include fluctuations in costs, changes in consumer preferences and other items and risk factors described in the Company's Securities and Exchange Commission filings.  The Company disclaims an obligation to update any such factors or to publicly announce the results of any revisions to any forward-looking statements contained herein to reflect future events or developments.

Non-GAAP Financial Measures
The Company reports its financial results in accordance with accounting principles generally accepted in the United States ("GAAP").  Management believes, however, that certain non-GAAP financial measures may provide users of this financial information with additional insights into the operating performance of the business and to also serve as a widely accepted measure for comparing operating performance with other companies with different capital structures.

* Reconciliation of Net Income (GAAP) to EBITDA (Non-GAAP) and Free Cash Flow (Non-GAAP)

Trailing 12 Months Ended
October 29, 2011
Net Income (GAAP)	$43,052
Depreciation and Amortization	10,784
Interest (Income) Expense - Net	20
Provision for Income Taxes	22,815
EBITDA (Non-GAAP)	$76,671

EBITDA (above)	$76,671
Additions to Property, Plant & Equip.	(11,036)
Free Cash Flow (Non-GAAP)	$65,635

Contact:

National Beverage Corp.
Grace Keene, 877-NBC-FIZZ
Office of the Chairman